As filed with the Securities and Exchange Commission on September 28, 2016.
Registration No. 333-

 ______________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S‑8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

C.H. ROBINSON WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1883630 (I.R.S. Employer Identification No.)
14701 Charlson Road Eden Prairie, Minnesota (Address of Principal Executive Offices)	55347 (Zip Code)
C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan
(Full Title of the Plan)

Ben G. Campbell Chief Legal Officer and Secretary C.H. Robinson Worldwide, Inc. 14701 Charlson Road Eden Prairie, Minnesota 55347 (Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (952) 937-8500
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
______________________
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.10 par value (3)	6,000,000	$68.27	$409,620,000	$41,248.73

(1)
This registration statement also will cover an undeterminate number of additional shares of common stock, par value $.10 per share (the “Common Stock”), that may be issued pursuant to the provisions of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (as amended and restated, the “2013 Plan”) as a result of any future stock split, stock dividend or similar adjustment of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Act based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the NASDAQ National Market on September 21, 2016.

(3)
Includes corresponding rights to acquire C.H. Robinson Worldwide, Inc. preferred stock pursuant to the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association.

C.H. ROBINSON WORLDWIDE, INC.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Act, this Registration Statement is filed to register 6,000,000 additional shares of the Common Stock of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), reserved for issuance for all awards granted under the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (as amended and restated, the “2013 Plan”).
An aggregate of 7,099,402 shares of the Company’s Common Stock under the 2013 Plan was previously registered pursuant to a Registration Statement on Form S-8 (No. 333-191235) filed with the Securities and Exchange Commission on September 18, 2013. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.s

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 5.    Interests of Named Experts and Counsel.

Faegre Baker Daniels LLP has given an opinion on the validity of the shares of Common Stock being registered by this Registration Statement. Faegre Baker Daniels LLP does not have an interest in the Company of the type specified in Item 509 of Regulation S-K.

Item 8.    Exhibits.

4.1	Certificate of Incorporation of the Company (as amended on May 15, 2012 and incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed May 15, 2012)
4.2	Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on August 15, 1997, Registration No. 333-33731)
4.3
Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed September 10, 2007, file no. 000-23189)

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Company
23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement)
23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)
24.1	Powers of Attorney
99.1
C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2016 Annual Meeting of the Stockholders filed April 1, 2016, as amended and restated, effective May 12, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota on September 28, 2016.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ BEN G. CAMPBELL
Ben G. Campbell
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below on September 28, 2016 by the following persons in the capacities indicated:

Signature	Title

*	Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)
John P. Wiehoff

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andrew C. Clarke

*	Director
Scott P. Anderson

*	Director
Robert Ezrilov

*	Director
Wayne M. Fortun

*	Director
Mary J. Steele Guilfoile

*	Director
Jodee Kozlak

*	Director
Brian P. Short

*	Director
James B. Stake

*By:	/s/ BEN G. CAMPBELL
Ben G. Campbell
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description	Manner of Filing
4.1	Certificate of Incorporation of the Company (as amended on May 15, 2012)	Incorporated by Reference
4.2	By-Laws of the Company	Incorporated by Reference
4.3	Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association	Incorporated by Reference
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically
23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1 to this Registration Statement
23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)	Filed Electronically
24.1	Powers of Attorney	Filed Electronically
99.1	C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan, as amended and restated	Incorporated by Reference

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